Exhibit 10.13

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 11 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 11 to the Collaboration and License Agreement, (“Amendment”) is made and entered into by and between Kyowa Kirin Co., Ltd. (formerly, Kyowa Hakko Kirin Co., Ltd.), a company organized and existing under the laws of Japan, with an address at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004, Japan ("KKC’') and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of the State of Delaware, with an address at 60 Leveroni Court, Novato, California 94949, USA ("UGNX'' ).

RECITALS

WHEREAS, KKC and UGNX entered into a Collaboration and License Agreement effective as of August 29, 2013, an Amendment No. 1 to Collaboration and License Agreement effective as of August 24, 2015, an Amendment No. 2 to Collaboration and License Agreement effective as of November 28, 2016, an Amendment No. 3 to Collaboration and License Agreement effective as of September 29, 2017, an Amendment No. 4 to Collaboration and License Agreement effective as of January 29, 2018, an Amendment No. 5 to Collaboration and License Agreement effective as of April 30, 2018, an Amendment No. 6 to Collaboration and License Agreement effective as of February 1, 2019, an Amendment No. 7 to Collaboration and License Agreement effective as of December 5, 2018, an Amendment No. 8 to Collaboration and License Agreement effective as of July 4, 2019, an Amendment No. 9 to Collaboration and License Agreement effective as of December 23, 2019; and an Amendment No. 10 to Collaboration and License Agreement effective as of April 1, 2020 (collectively, the “Collaboration Agreement”).

WHEREAS, as part of [***], KKC desires to change the market authorization holder with respect to the Licensed Product, which includes the holder of the Drug Identification Number (“DIN”) and Notice of Compliance (“NOC”) of the Licensed Product in Canada, from its Affiliate, Kyowa Kirin Limited (“KKL”) to Kyowa Kirin, Inc. (“KKUS”);

WHEREAS, such name change of the DIN/NOC holder necessitates certain regulatory and contractual actions;

WHEREAS, the Parties desire to set forth the agreed to actions herein to effectuate the name change of the DIN/NOC holder and to further amend the Collaboration Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties agree as follows:

1.
This Amendment shall be effective as of December 17, 2021 (the "Amendment Effective Date").

2.
Any capitalized terms that are not defined in this Amendment will have their respective meanings set forth in the Collaboration Agreement.

3.
Since KKC has changed its company name as of July 1, 2019, the abbreviation “KHK” of “Kyowa Hakko Kirin Co., Ltd.” in the Collaboration Agreement will be read as “KKC” after the Amendment Effective Date.

4.
Section 5.13 (a) Regulatory Matters in Canada, shall be amended by adding the following language:

“KKL, as the holder of Drug Identification Number (“DIN”) and Notice of Compliance (“NOC”) of the Licensed Product in Canada as of August 26, 2021, will transfer the DIN/NOC holder to KKUS. The Parties agree that KKUS shall prepare all filings and materials in connection with the change to any market authorization holder, including the DIN/NOC holder, that are required to be made to Health Canada Including the Office of Submissions and Intellectual Property (“OSIP”) and the Office of Patented Medicines Liaison (“OPML”) and any other regulatory authority as may be required to affect said change in DIN/NOC holder or any other market authorization holder, including, but not limited to, as applicable the following: (i) Letter of name change and address change and any other documentation required to affect said administrative change; (ii) Letter to OPML to update the patent information for the DIN/NOC holder, the name and address for service in Canada, the name of the manufacturer of the Licensed Product,; and (iii) Any requisite label (including, cartons, vial labels, package inserts and product monograph) updates, changes and notifications and submissions/communications of same to Health Canada. KKUS shall provide all such documents to be filed in connection with the DIN/NOC holder change to Health Canada (including OSIP and OPML) to the individual set forth on Schedule A attached hereto or such other UGNX representatives identified by UGNX in advance to KKUS (“UGNX Contact”) for review in advance of such filings and KKUS shall ensure that all such documents are prepared in compliance with Applicable Laws. UGNX agrees to promptly review such materials for completeness and accuracy and the UGNX Contact will provide written approval/sign-off indicating said completeness and accuracy (email acceptable) to KKUS’ regulatory contact. Following such approval and sign off, pursuant to Sections 5.13(b) and (c) below, UGNX shall make such filings, and communicate directly with, Health Canada and any other regulatory authority as may be required to affect said change in DIN/NOC holder or any other market authorization holder. The Parties further agree that UGNX shall prepare the updated “Form IV Patent Lists” for the Licensed Product (“Form IVs”) by carrying forward any patents on the current Form IVs pursuant to the Patented Medicines (Notice of Compliance) Regulations and timely submit such updated Form IVs in connection with the change in DIN/NOC holder. In addition, until the Profit Share Territory Transition Date, UGNX shall prepare and timely file any Form IVs for new patents that are to be added to the patent list for the Licensed Product, as required by law or as may be directed by KKC or KKUS from time to time. UGNX shall provide the prepared Form IVs set forth above to KKC and KKUS at least [***] Business Days prior to the filing due date for review and signature or as otherwise directed by KKC or KKUS (provided that, KKC or KKUS provides at least [***] Business Days prior notice to UGNX), as the case maybe. Submission of such Form IVs by UGNX shall occur only after review and signature by either KKC or KKUS, as appropriate. The Parties further agree that UGNX will continue to timely prepare and file all necessary Form IVs following the procedure described in this Section until the Profit Share Territory Transition Date.

5.
Section 5.14 Canadian Labeling and Packaging, shall be amended by adding the following language:

“KKUS shall also update the labels, packaging, leaflet and the product monograph of the Licensed Product to reflect the name change of DIN/NOC holder In Canada. The label, packaging, leaflet and monograph of the Licensed Product shall be updated as follows:

Vial labels and product monograph will state: “Kyowa Kirin, Inc.”

The leaflet will state: “This leaflet was prepared by Kyowa Kirin, Inc.” and will be translated to French for the French leaflet. UGNX will timely notify Health Canada (or other regulatory Canadian authority, as applicable), as of when Licensed Product with new label is being distributed/sold in Canada. It is understood that Health Canada does provide a grace period for product with old vial labels to be used, distributed and remain on the market and UGNX will utilize, distribute and exhaust the stock of currently labeled Licensed Product to the extent permitted by Applicable Law (including regulations and Health Canada) prior to commencing distribution or utilization of newly labeled Licensed Product. KKUS and UGNX shall promptly notify each other once either becomes aware (upon notification/communication with Health Canada or otherwise) of the time period it is required to cease utilizing distributing and exhausting currently labeled Licensed Product and of inventory of all Licensed Product on hand (including a break down into currently and newly labelled Licensed Product) and UGNX shall cooperate with KKUS on the timing of importing and sale of Licensed Product (currently and newly labelled) to ensure continuity of supply of the Licensed Product in Canada. If there is currently labeled Licensed Product in stock at the time transfer to newly labeled Licensed Product is required, then the Parties will consider options to minimize Licensed Product wastage, such as over-labelling and will discuss same before a decision is reached. KKUS shall have final decision as to what happens with the currently labeled Licensed Product. The Parties agree that the obligations set forth in this paragraph shall terminate as of the Profit Share Territory Transition Date, except to the extent otherwise extended by mutual agreement.

6.
Section 5.15 Other Reports to Health Canada and other Regulatory Authorities with respect to the Commercialization of the Licensed Products in Canada, Section 5.15(c) shall be deleted and replaced in its entirety as follows:

“(c) Prior to the Profit Share Territory Transition Date, except to the extent otherwise extended by mutual agreement, UGNX shall be responsible for drafting all other NDS supplements, including, as applicable but not limited to, module 1 administrative documents and patent information, and Health Canada submissions. UGNX shall ensure prior to filing any NDS (supplements or otherwise), that it has an updated list of all patents that may be eligible for listing on the Patent List pursuant to the Patented Medicines (Notice of Compliance) Regulations and confirm same with KKUS, and shall ensure that all Form IVs documents are prepared, updated and carried forward with each filing (including any administrative or other change and/or drug submission) and the information on said Form IVs and the patent register in Canada are kept up to date to ensure protection of the Licensed Product’s intellectual property, regulatory and other rights. Prior to the Profit Share Territory Transition Date, except to the extent otherwise extended by mutual agreement, UGNX shall submit all routine or planned NDS supplements and other Regulatory Filings in Canada, including, but not limited to, Form IVs documents to KKUS for review and approval at least [***] Business Days prior to submission to Health Canada or other Regulatory Authorities. For non-routine submissions to Health Canada or other Canadian Regulatory Authorities that require expedited processing, UGNX shall discuss and agree with KKUS on timing for the KKUS review. Prior to the Profit Share Territory Transition Date, except to the extent otherwise extended by mutual agreement, UGNX shall ensure that the name and address for service in Canada on all Form IVs is KKUS’s appointed counsel in Canada, as may be updated from time to time on notification by KKUS to UGNX and that the “contact” listed in the Form IVs is kept up to date.

7.
Paragraph 6.9 Third Party Logistics in Canada shall be deleted and replaced in its entirety as follows:

“6.9 Third Party Logistics in Canada. To the extent of the Commercialization of the Licensed Products in Canada, KKC’s Affiliate, Kyowa Kirin Services Limited (“KKS”) has novated its rights and obligations effective [***] to KKC’s Affiliate, [***] under the Third Party Logistics Provider agreement (“3PL Agreement”). The Third Party Logistics Provider will hold on consignment [***]-titled Licensed Product per the terms of the 3PL Agreement. UCI shall be responsible for the creation of Customer accounts at the Third Party Logistics Provider and shall provide all related and necessary information to the Third Party Logistics Provider to ensure that the Third Party Logistics Provider can fulfill its obligations under the 3PL Agreement with [***]. [***] will provide weekly reports to UCI reflecting the Third Party Logistics Provider’s data related to Customer account management.”

8.
A new Section 9.4.3 shall be added to Section 9.4 Licensed Product-Related Contracts with Respect to Commercialization of the Licensed Product in Canada as follows:

“9.4.3 UGNX shall timely amend as necessary any supply, pricing, rebate or discount agreements or other commercial contracts related to the Licensed Products, including, but not limited to, the following product listing agreements between:

(a) [***];

(b) [***];

(c) [***];

(d) [***]; and

(e) [***],

to accurately reflect the name change of the DIN/NOC holder within [***] days, or earlier if required by the respective agreements or by Applicable Law, of UGNX notice to Health Canada of the DIN/NOC name change and shall provide copies of such executed amendments to KKUS. UGNX shall use Commercially Reasonable Efforts to ensure that: no such agreements or contracts shall terminate as a result of said change of the DIN/NOC holder; and there is no gap in continuity of: listing of the Licensed Product on any public or private formulary; or reimbursement or coverage of the Licensed Product with any public or private payor. UGNX shall promptly notify KKUS if it becomes aware of any such termination or gap in continuity.

9.
Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Collaboration Agreement shall continue in full force and effect as provided therein.

10.
This Amendment may be executed in one or more counterparts, including via electronic means, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Amendment Effective Date.

KYOWA KIRIN CO., LTD. ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Yasuo Fujii	By:	/s/ Thomas Kassberg
Name:	Yasuo Fujii	Name:	Thomas Kassberg
Title:	Executive Officer Global Business Develop Head Director, Business Development Dept.	Title:	Chief Business Officer